EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300


                                 August 27, 1997


Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, CA  94303

Ladies and Gentlemen:

     We have acted as counsel to Sun Microsystems, Inc., a Delaware corporation (the "Company" or "you"), and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about August 27, 1997 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 1,150,000 additional shares of your Common Stock (the "Shares") which are to be issued pursuant to the Sun Microsystems, Inc. Equity Compensation Acquisition Plan (the "Plan"). As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plan and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plan.

     Based upon the foregoing it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you in administering the Plan, the Shares, when issued and sold in the manner described under the Plan and the agreements which accompany the Plan, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and any amendments thereto.


                                     Sincerely,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation



                                     /s/ WILSON SONSINI GOODRICH & ROSATI